UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 13, 2009 (Date of earliest event reported)
PG&E CORPORATION
(Exact Name of Registrant as specified in Charter)
California	1-12609	94-3234914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Market, Spear Tower, Suite 2400, San Francisco, CA	94105
(Address of principal executive offices)	(Zip code)
415-267-7000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

PACIFIC GAS AND ELECTRIC COMPANY
(Exact Name of Registrant as specified in Charter)
California	1-2348	94-0742640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Beale Street, P. O. Box 770000, San Francisco, California		94177
(Address of principal executive offices)		(Zip code)
(415) 973-7000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On May 13, 2009, PG&E Corporation and Pacific Gas and Electric Company (Utility) held their joint annual meeting of shareholders.  PG&E Corporation and Utility shareholders elected the following directors to serve for the ensuing year:

David R. Andrews C. Lee Cox Peter A. Darbee	Maryellen C. Herringer Roger H. Kimmel Richard A. Meserve	Forrest E. Miller Barbara L. Rambo Barry Lawson Williams

PG&E Corporation and Utility shareholders also voted to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for 2009 for PG&E Corporation and the Utility.

In addition, as recommended by management, PG&E Corporation shareholders rejected a shareholder proposal which recommended that the Board of Directors adopt a policy to provide the shareholders with an opportunity to vote at each annual meeting on an advisory resolution to ratify the compensation paid to certain executive officers.  As previously announced on March 24, 2009, both PG&E Corporation and the Utility have adopted a policy that, at each annual meeting beginning in 2010, they will seek a shareholder advisory vote on the overall pay-for-performance compensation policies and practices, as described in detail each year in the companies’ joint proxy statement.

At the meeting held on May 13, 2009, PG&E Corporation shareholders also rejected a shareholder proposal which recommended that the Board of Directors take steps to change PG&E Corporation’s state of incorporation from California to North Dakota.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PG&E CORPORATION

Dated: May 15, 2009	By:	LINDA Y.H. CHENG
LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary

PACIFIC GAS AND ELECTRIC COMPANY

Dated: May 15, 2009	By:	LINDA Y.H. CHENG
LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary